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Exhibit (8)(r)

STATE STREET BANK AND TRUST COMPANY

CUSTODIAN FEE SCHEDULE

SANFORD C. BERNSTEIN FUND, INC.
- Bernstein Government Short Duration Portfolio
- Bernstein Short Duration Plus Portfolio
- Bernstein New York Municipal Portfolio
- Bernstein Diversified Municipal Portfolio
- Bernstein Intermediate Duration Portfolio
- Bernstein California Municipal Portfolio
- Bernstein Short Duration New York Municipal Portfolio
- Bernstein Short Duration California Municipal Portfolio
- Bernstein Short Duration Diversified Municipal Portfolio

I. ADMINISTRATION

Custody. Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

ANNUAL FEES PER PORTFOLIO

                             Custody, Portfolio
Fund Net Assets              and Fund Accounting

First $20 Million            1/15 of 1%
Next $80 Million             1/30 of 1%
Next $100 Million            1/100 of 1%
Excess                       1/200 of 1%

Minimum Monthly Charges:     $2,500*

* For new portfolios, the monthly minimum fee will be phased in as follows:

                              Minimum

Month 1                       $ 0
Month 2                       500
Month 3                       1,000
Month 4                       1,500
Month 5                       2,000
Month 6                       2,500



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II. GLOBAL CUSTODY

Includes: Maintain custody of assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determine and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims.

A. Holdings Fees (basis points per portfolio per annum):

Group I     Group II     Group III  Group IV   Group V     Group VI  Group VII  Group VIII
Canada      Australia    Austria    Finland    Indonesia   Argentina Chile      Bangladesh
Denmark     Belgium      Malaysia   Thailand   Philippines Brazil    China      Columbia
Euroclear   France       Mexico     Hong Kong  S. Korea    Taiwan    Greece     India
Germany     Ireland      Singapore             Turkey                Poland     Israel
Japan       Italy        S. Africa                                   Portugal   Pakistan
U.K.        Netherlands  Spain                                       Sri Lanka  Peru
            New Zealand  Sweden                                                 Uruguay
            Norway                                                              Venezuela
            Switzerland

Group I     Group II     Group III  Group IV   Group V     Group VI  Group VII  Group VIII
3.0         5.0          8.0        10.0       15.0        25.0      30.0       40.0

B. Transaction Charges (U.S. Dollars): *

Group I       Group II    Group III  Group IV     Group V      Group VI
$30           $60         $75        $100         $125         $150
Canada        Australia   Argentina  China        Hungary      Bangladesh
Euroclear     Austria     Belgium    Columbia     Jordan       Uruguay
Germany       France      Brazil     Greece       Pakistan
Japan         Hong Kong   Chile      India        Peru
Mexico        Italy       Denmark    New Zealand
Netherlands   S. Africa   Finland    Norway
              Spain       Indonesia  Singapore
              Switzerland Ireland    Zimbabwe
              Thailand    Israel
              U.K.        Malaysia
                          Philippines
                          Poland
                          Portugal
                          S. Korea
                          Sri Lanka

                          Sweden
                          Taiwan
                          Turkey
                          Venezuela

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III. DOMESTIC PORTFOLIO TRADES

For each line item processed:

State Street Bank Repos                                                  $7.00

DTC or Fed Book Entry                                                   $12.00

New York Physical Settlements                                           $25.00

Maturity Collections                                                     $8.00

All Other Trades                                                        $16.00

IV. OPTIONS

Option charge for each option written or closing contract,
per issue, per broker                                                   $25.00

Option expiration charge, per issue, per broker                         $15.00

Option exercised charge, per issue, per broker                          $15.00

V. LENDING OF SECURITIES

Deliver loaned securities versus cash collateral                        $20.00

Deliver loaned securities versus securities collateral                  $30.00

Receive/deliver additional cash collateral                               $6.00

Substitutions of securities collateral                                  $30.00

Deliver cash collateral versus receipt of loaned securities             $15.00

Deliver securities collateral versus receipt of loaned securities       $25.00

Loan administration - mark-to-market per day, per loan                   $3.00

VI. INTEREST RATE FUTURES

Transactions - no security movement                                      $8.00

VII. HOLDINGS CHARGE

For each issue maintained - monthly charge                               $5.00


VIII. PRINCIPAL REDUCTION PAYMENTS

Per paydown                                                             $10.00

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IX. FEE INFORMATION FOR AUTOMATED PRICING

This service provides securities pricing on request. Services and fees are based on the schedule below. Reports can be generated at State Street or on a remote basis via PC. Reporting has both up load and down load capabilities. Customized reports may require programming fees:

Monthly charges for the State Street Bank Automated Pricing System are determined by:

1. Mix of security positions.

2. The number of positions that are priced during the month.

Monthly Base Fee Per Fund                                  $ 375.00

Monthly Quote Charge:
Municipal Bonds via Muller Date                            $ 21.00
Municipal Bonds via Kenny Information Systems              $ 16.00
Government, Corporate and Convertible Bonds via
     Merrill Lynch                                         $ 11.00
Corporate and Government Bonds via Muller Data             $ 11.00
Options, Futures and Private Placements                    $ 6.00
Foreign Equities and Bonds                                 $ 6.00
Listed Equities, OTC Equities, and Bonds                   $ 6.00
Corporate, Municipal, Convertible and Government Bonds,
     adjustable Rate Preferred Stocks via IDSI             $ 6.00

For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

X. ADVERTISED YIELD SERVICE

GENERAL:

Provide performance results of the fund in accordance with the provisions of our Yield Calculation Service Agreement.

ANNUAL MAINTENANCE FEE:

For each portfolio maintained, monthly charge is based on the number of holdings* as follows:

Holding per Portfolio         Monthly Charge
0 to 50                       $250
50 to 100                     $300
Over 100                      $350


* For mortgage backed assets, the charge is per composite holding.

XI. DIVIDEND CHARGES

(For items held at the Request of Traders over record
date in street form)                                       $50.00

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XII. SPECIAL SERVICES

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/record keeping for options, financial futures, and special items will be negotiated separately.

XIII. OUT-OF-POCKET EXPENSES

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

- Telephone                            - Transfer Fees
- Wire Charges ($5.25 in and $5 out)   - Sub-custodian Charges
- Postage and Insurance                - Price Waterhouse Audit Letter
- Courier Service                      - Federal Reserve Fee for Return
- Duplicating                            Check items over $2,500 ($4.25 each)
- Legal Fees                           - GNMA Transfer ($15 each)
- Supplies Related to Fund Records
- Rush Transfer ($8 each)

XIV. PAYMENT

The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

SANFORD C. BERNSTEIN FUND, INC.

By:  Jean Margo Reid
Title: Secretary
Date:  July 9, 1996

STATE STREET BANK & TRUST COMPANY
By:  Jeff D. Conway
Title: Vice President
Date:  July 3, 1996